SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 20, 2009

GE Capital Credit Card Master Note Trust
RFS Holding, L.L.C.
GE Money Bank

(Exact name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware

(State or other jurisdiction

of incorporation)

333-107495, 333-130030, 333-144945	57-1173164
333-107495-02, 333-130030-01, 333-144945-01	20-0268039
(Commission file numbers for Registrant	(Registrants’ I.R.S. Employer Identification Nos.
and Issuing Entity, respectively)	for Registrant and Issuing Entity, respectively)

c/o General Electric Capital Corporation
901 Main Avenue
Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

(203) 585-6669

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions .

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

RFS Holding, L.L.C. entered into an Underwriting Agreement, dated November 19, 2009 (“Underwriting Agreement”), among RFS Holding, L.L.C., RFS Holding, Inc. and Citigroup Global Markets Inc. relating to the Series 2009-4, Class A Asset Backed Notes (the “Series 2009-4 Notes”) by GE Capital Credit Card Master Note Trust described in the Prospectus dated November 19, 2009 and the Prospectus Supplement dated November 19, 2009.

The Registrant is also filing a Form of the Series 2009-4 Indenture Supplement to be dated as of November 24, 2009 (“Form of  Series 2009-4 Supplement”) between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee.

Item 8.01. Other Events.

The Registrant is filing Exhibits 5.1 and 8.1 in connection with the issuance of the Series 2009-4 Notes.

Item 9.01 Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits:

Exhibit
Number	Document Description

1.1	Underwriting Agreement

4.1	Form of Series 2009-4 Indenture Supplement

5.1	Opinion of Mayer Brown LLP with respect to legality

8.1	Opinion of Mayer Brown LLP with respect to tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RFS Holding, L.L.C., as depositor

By:	/s/ Ravi Ramanujam
	Name:	Ravi Ramanujam
	Title:	Vice President

Dated:  November 20, 2009